Exhibit 10.16
Sign and Return this Page to Golden Rule
INDEPENDENT BROKER’S CONTRACT
SIGNATURE PAGE
I acknowledge and agree that:
(a)
I have received a copy of the Independent Broker’s Contract (IBC-0405), consisting of this page and four (4) other pages, as well as the Rules and Regulations (Rules-0405), which are fully incorporated by reference and made a part of the Contract;

(b)	I have read, understood, and agreed to each and every term of this Contract; and
(c)	This Contract will not be in effect until such time as the Company has countersigned this Signature Page and attached the appropriate Commission Schedule(s).

You:		By:

	Print or type Your Name		Print Name (and title if signing in a representative capacity)

Signature	Date

BENEFICIARY DESIGNATIONS (See 3.9): Name	Address	Relationship
Primary Beneficiary(ies):
Contingent Beneficiary(ies):
FOR HOME OFFICE USE ONLY
EXECUTED ON BEHALF OF GOLDEN RULE INSURANCE COMPANY

BY:
Name
X

	Signature	Date
This agreement shall take effect as of                                          Producer No.

GoldenRule
Golden. Rule Insurance Company • Home Office • 712 Eleventh Street • Lawrenceville, IL 62439
INDEPENDENT BROKER’S CONTRACT
GOLDEN RULE INSURANCE COMPANY of Lawrenceville, Illinois (herein called the “Company”, “We”; “Us”, or “Our’) and You do hereby agree as follows:
DEFINITIONS
The following terms have the meanings set forth below:
“Broker of Record” refers to the person shown as licensed broker on the relevant application for an Insurance Product. If more than one person is shown on the application, credit will be divided into a maximum of two equal shares. After the first year, the Broker of Record may be changed, but only upon receipt and acceptance by Us of a written request from the Client.
“Contract” refers to this Independent Brokers Contract, including the Rules and Regulations, which are incorporated by reference.
“Clients” refers to Our Insureds, policyholders, certificateholders, payors, MET employers, or applicants for whom You are Broker of Record.
“Commission Schedule” refers to the schedule as initially attached to this Contract or as modified by written notice from the Company.
“Insured” refers to any person covered under an Insurance Product.
“Insurance Products” refers to the insurance policies, certificates, contracts, plans, or other evidence of coverage available from Us, including annuity contracts.
“PBA” refers to the Prospective Broker Application.
“You” and “Your” refer to the party that has executed this Contract. If You are an agency or other entity, You act only through Your agents, employees, and representatives. Any provisions that could only apply to a natural person will not apply to You. All other provisions will apply to You.
“Your Sub-Brokers” refers to brokers: (1) who have designated You as the party to be paid on their PBAs; and (2) authorized by Us to submit applications.
PART I — YOUR AUTHORITY
1.1	General Authority. You have the authority, responsibility, and rights stated in this Contract. Subject to all terms of this Contract and any applicable state or federal laws, You are authorized to:
(a)
Obtain and submit applications for Insurance Products to Us for Our consideration on behalf of persons for whom You are acting as broker, but only if the Insurance Product is: (1) named in the Commission Schedule; (2) offered in those states in which You are authorized and/or appointed; and (3) one for which You understand the materials provided by Us, and have completed any required product training.

(b)	Collect initial premiums in exchange for official receipts furnished bjr Us. You do not have the exclusive right to submit applications on behalf of prospective Clients for any Insurance Product.
(c)	Submit PBAs for prospective sub-brokers. If You are a sub-broker, You may not have sub-brokers.
1.2
Independent Status. You are an independent contractor relative to the Company. Although this Contract entitles You to submit applications to the Company on behalf of prospective Clients, You shall not represent to anyone that You act on behalf of the Company, except as expressly set forth in this Contract.

Nothing contained in this Contract, or any written material or correspondence of the Company, shall be construed to create an employer-employee or principal-agent relationship between You and the Company. The parties recognize that:
(a)	Due to a particular state’s licensing requirements, You may be appointed in that state as an “agent”; and
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(b)	From time to time the Company or others may refer to You as an “agent.” These references may occur because of the general use of these words in everyday vocabulary.
It is expressly intended and agreed that You are an independent contractor, acting as the agent of Your Clients and not as Our agent. You are free to exercise Your own judgment as to the time, place, and manner of dealing with Your Clients and potential Clients.
1.3
Unauthorized Acts. You are prohibited from engaging in any act not expressly authorized by Us. Unauthorized acts specifically set forth in the Rules and Regulations may result in termination of this Contract and forfeiture of future compensation. We may seek any other remedy We deem appropriate.

PART II — YOUR DUTIES
2.1	Compliance with Company Rules. You will comply with the Rules and Regulations incorporated by reference into this Contract, as well as any written changes provided to You.
2.2
Your Sub-Brokers. You are responsible for the acts and omissions of Your Sub-Brokers as though they were Your acts and omissions. Therefore, You must train and supervise Your Sub-Brokers. Your Sub-Brokers do not have any authority not granted to You. Whatever is required of You is also required of Your Sub-Brokers.

2.3
Licensing and Appointment. In order to submit applications for Insurance Products, You must be licensed as required by law, and authorized and/or appointed by Us. In states that send renewal license information directly to the licensee, it is Your responsibility to furnish Us with a copy of Your renewal licenses. Renewal appointment fees or other fees for You and Your Sub-Brokers may be withheld from compensation.

2.4
Errors and Omissions Coverage. We reserve the right, as a condition for submission of applications, to require that You obtain Errors and Omissions insurance coverage from a carrier satisfactory to Us of the type and in the amounts specified by the Company. You must notify Us of any changes in Your Errors and Omissions insurance coverage.

2.5
Trust Fund. All collections made by You shall be kept entirely separate and distinct from other funds. You shall pay these collections over to Us within three (3) business days. You shall not make use of any of these funds. If You withhold any funds, policies, receipts, or other property belonging to the Company or a Client, this Contract shall be immediately terminable by the Company without notice and all compensation accruing to You shall be forfeited in accordance with 3.6.

2.6
Product Delivery. You shall promptly deliver all Insurance Products in accordance with the Rules and Regulations. Without the specific written approval of the Company, You are expressly forbidden to deliver any Insurance Products to a Client

(a)	Without securing the full first premium.
(b)
When, to Your knowledge, the Client has received medical treatment, consultation, or medication; has contracted any illness or disease; has suffered any injury or mental or physical impairment since making application for insurance; or there has been any other change in circumstances of the Client from the circumstances included in the application.

(c)	When, to Your knowledge, a misrepresentation has been made on the application.
2.7	Taxes. You are responsible for all occupational, income, and municipal taxes for You. All state premium taxes will be paid by Us.
2.8
Advertising Materials. All advertising material that uses or includes the name of the Company or that describes Our Insurance Products shall not be printed, circulated, or used without Our prior written approval. Refer to the Rules and Regulations for specific requirements.

2.9
Confidentiality and Privacy. We expect You and/or Your employees to comply with the confidentiality and privacy of information requirements, as specified in the Rules and Regulations. This 2.9 shall survive termination of the Contract.

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2.10
Cooperation. If a Client notifies You of a complaint about You or the Company, You will immediately notify Us. If one of Your Clients files a complaint or lawsuit against You or the Company, You will cooperate fully with Us by:

(a)	Answering relevant questions under oath; and

(b)	Furnishing copies of relevant documents that pertain to the matter or other assistance reasonably required to resolve the matter.
PART III — COMPENSATION
3.1
Commissions. We pay commissions on Insurance Products. The commissions will be based on the Commission Schedule(s) attached by the Company and the Broker of Record on the date the premium is received and credited by Us. If You are a sub-broker, commissions on Your business will be based on the commission schedule of the party designated by You to receive Your commissions on Your PBA. We may change this schedule at any time, but changes will only apply to applications written after We mail notice of the change to You.

3.2
Payment. Commissions will be paid to You unless You are a sub-broker. Commissions will accumulate until at least $100 is payable. You may assign commissions only to a properly licensed broker appointed and/or authorized by Us. We will honor an appropriate court order or notice of levy in the event of garnishment or levy.

3.3
Your Sub-Brokers. You are solely responsible for the compensation of Your Sub-Brokers. You agree to indemnify and hold the Company harmless from any losses, costs, liabilities, or damages that are incurred by Us as a result of Your failure to promptly or properly compensate these persons.

3.4	Reservation of Rights. The Company reserves the right to determine:
(a)
Whether compensation will be paid and, if so, to whom it will be paid, on reinstated or converted Insurance Products and on Insurance Products that in Our judgment are replacements of existing Company Insurance Products.

(b)	The amount of compensation to be paid on Insurance Products not now covered in the Commission Schedule(s).
(c)	Whom to pay if there is a dispute between You and another broker over compensation, but not between You and Your Sub-Brokers.
3.5
Chargebacks, Setoffs, and Deficits. If We return premium for any reason, the commissions on that premium will be deducted from Your commissions. We may set off any debt owed by You to Us against any amount owed by Us to You. If You owe Us more than We owe You, You shall repay Us any deficit amount, within 30 days of demand.

3.6
Forfeiture of Future Compensation. No further compensation will be due or payable if You or Your Sub-Brokers commit any unauthorized acts under Part II of the Rules and Regulations. This 3.6 survives termination of this Contract.

3.7
Termination of Compensation. If this Contract is terminated for any reason other than pursuant to 4.1(a) and subject to all other terms of this Contract, the Company will continue to pay any commissions owed to You until:

(a)	Your death and the death of all designated beneficiaries (or dissolution if You are a business entity);

(b)	These payments have been made for five (5) years; or

(c)	Commissions otherwise payable to You in any calendar year are $1,000 or less.
3.8
Conclusive Accountings. If You are not a sub-broker, We will provide or make available to You a periodic statement of all compensation due and payable to You with each commission payment. Unless You file a written objection to the statement within sixty (60) days from the date of the mailing or posting of the statement, that statement shall be deemed conclusively correct and You waive any right to contest the statement.

3.9
Beneficiaries. Your primary and contingent beneficiary designations are shown on the Signature Page of this Contract. If no designations are shown, Your estate will be Your beneficiary. We will follow Our usual procedures concerning payments to beneficiaries and changes in beneficiary designations.

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PART IV — GENERAL PROVISIONS
4.1	Termination of Contract.
(a)	Termination .for Cause. We may effect an immediate termination of this Contract and revoke all Your rights and privileges by written notice to You, if You fail to:
(i)	Comply with the terms and conditions of Your Contract, including a failure to abide by the Rules and Regulations.

(ii)	Obtain or maintain any required insurance license in any state.
(b)	Termination without Cause. This Contract may also be terminated without cause by either party upon at least thirty (30) days written notice to the other party.

(c)
Automatic Termination of Sub-Broker. If You are a sub-broker, this Contract will terminate automatically and without notice if the contract between Us and the party designated by You on Your PBA is terminated.

4.2	Reservation of Rights. Without terminating this Contract, We reserve all Our rights not expressly in conflict with this Contract, including the right to:
(a)	Authorize or terminate authorization of some of Your Sub-Brokers and not others.

(b)	Refuse to accept business from any of Your Sub-Brokers.

(c)	Discontinue acceptance of applications for any Insurance Product.

(d)	Withdraw from doing business in any state or area.
4.3	Good Faith. The parties agree to perform all duties under this Contract in utmost good faith.
4.4	Indemnification. You agree to indemnify and hold the Company harmless from any and all “loss” incurred by Us as a result of any act or omission that is:
(a)	In violation of this Contract, or

(b)	Negligent or intentional misconduct; and

(c)	Committed by You, Your Sub-Brokers, and/or Your employees.

As used here, “loss” includes, but is not limited to, court costs, any claims or benefits paid pursuant to judgment or reasonable settlement, and all reasonable attorneys’ fees and expenses incurred by Us in defending and/or settling any claim against Us, or in pursuing recovery from You, Your Sub-Brokers, and/or Your employees.

4.5
Modification of Contract. This Contract may only be modified in writing signed by a duly authorized representative of the Company. You will be deemed to have accepted any changes (other than those described in 2.1 and 3.1), unless You notify the Company in writing to the contrary within thirty (30) days of receipt of the Contract-change notice.

4.6
Non-Waiver. Forbearance, neglect, or failure of the Company to enforce any or all of the provisions of this Contract or to insist on strict compliance by You or Your Sub-Brokers, shall not be construed as a waiver of any of Our rights or privileges.

4.7
Entire Agreement. This Contract, together with all amendments and attachments, including the Rules and Regulations and the Commission Schedule(s), sets forth the entire understanding between You and Us. This Contract supersedes all prior agreements, arrangements, and communications, whether oral or written, with respect to the subject matter.

4.8
Notices. Any notice required by this Contract shall be sufficient and effective upon deposit in the U.S. mail, postage prepaid, and addressed to You at Your last known address shown on the Company’s records.

4.9	Choice of Law. This Contract will be construed in accordance with the laws of the state of Illinois without reference to Illinois conflicts-of-law provisions.
4.10	Headings and Titles. The headings and titles used in this Contract are non-substantive and for reference only.
4.11	Severability. If any provision of this Contract is held invalid for any reason, the remainder of this Contract shall not be affected.
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GoldenRule®
Golden Rule Insurance Company

Home Office
712 Eleventh Street
Lawrenceville, Illinois 62439
RULES AND REGULATIONS for
GOLDEN RULE INSURANCE COMPANY INDEPENDENT BROKERS
Read and keep this document and all other notices where they can be referred to as questions or issues arise. Revisions, additions, or deletions to these Rules and Regulations will be deemed to be in Your possession seven days after they have been mailed to You.
DEFINITIONS
The following terms have the meanings set forth below:
“Broker of Record” refers to the person shown as licensed broker on the relevant application for an Insurance Product. If more than one person is shown on the application, credit will be divided into a maximum of two equal shares. After the first year, the Broker of Record may be changed, but only upon receipt and acceptance by Us of a written request from the Client.
“Company”, “We”, “Us”, or “Our” refers to Golden Rule Insurance Company.
“Clients” refers to Our Insureds, policyholders, certificateholders, payors, MET employers, or applicants for whom You are Broker of Record.
“Insured” refers to any person covered under an Insurance Product.
“Insurance Products” refers to the insurance policies, certificates, contracts, plans, or other evidence of coverage available from Us, including annuity contracts.
“PBA” refers to the Prospective Broker Application.
“You” and “You?’ refer to the party which has received this document. If You are an agency or other entity, You act only through Your agents, employees, and representatives. Any provisions that could only apply to a natural person will not apply to You. All other provisions will apply to You.
PART I — GENERAL RULES
1.1
To maintain Our good reputation and Yours, You must comply with all applicable statutes, ordinances, rules, and regulations of all federal, state, municipal, and other regulatory agencies or authorities.

1.2	While You are free to give Your Clients good, honest advice, Your authority to act on Our behalf is limited.

You may not, under any circumstances, obligate or bind the Company in any manner, such as:
(a)	Issuing binders;

(b)	Field underwriting or determining eligibility; or

(c)	Offering personal assurances concerning issues of underwriting, claim resolution, or coverage.
Your relationship with Us is that of an independent contractor. You should keep Us informed of the following information: Your address, telephone number, and states in which You are licensed. All materials furnished to You, including rate manuals (either in disk form or hard copy), must be returned upon request. Such material may also be considered Our proprietary information, and Your disclosure of such information is prohibited. If You are in doubt as to what material may be disclosed, please contact Us.
PART II — UNAUTHORIZED ACTS
You are prohibited from engaging in any act not expressly authorized by Us. No power or authority shall be implied from the grant or denial of powers specifically mentioned in this document. Unauthorized acts include:
(a)	Incurring any debt or obligation on behalf of Us, or waiving any forfeiture.
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(b)	Making, altering, or discharging any application, policy, plan, or contract.

(c)	Extending the:
(i)	Time for payment of any premium or accepting payment of any past-due premium; or

(ii)	Grace period of any product or waiving any grace-period premium.
(d)
Waiving and/or excluding from any application any information including, but not limited to, information pertaining to the health, weight, height, age, residence, past or present physical, mental, or other medical conditions of a Client, or any other information that might be required to be disclosed by the Client, when that information is disclosed or otherwise known to You.

(e)	Receiving any money due or to become due to Us, except the first premium or first premium installment on applications submitted by You.

(f)	Representing the Company in any manner except as authorized by Us.

(g)
Signing as Broker of Record any application not directly solicited by You. You shall not sign any application that has been solicited by any other person. You may sign only applications solicited by You.

(h)	Completing any part of a health insurance application, except premium and broker information, unless otherwise mandated by state law.

(i)	Using any marketing materials that refer to Our Insurance Products without Our prior written approval.

0)	Charging a service fee to the Client for services provided in soliciting and/or servicing one of Our Insurance Products.

(k)
Engaging in unfair and deceptive practices in violation of federal and/or state laws. These practices include misrepresentations, false information, defamation, boycott, coercion, intimidation, false statements, false entries, unfair discrimination, rebates, and unfair financial planning practices.

(l)
Engaging in unfair competition based on the elements of price, quality, and service under federal or state laws. This includes unsuitable placement, bashing, and making disparaging remarks regarding Us or another carrier.

(m)
(n)
Misapplying or embezzling funds belonging to a Client or Us. If no policy, plan, or contract is issued on an application, then the whole amount of monies collected by You shall be returned to the Client within three (3) working days after receipt of notice of nonissue.

(o)	Withholding any funds, policies, receipts, supplies, or equipment belonging to Us after We have made a demand for them.
(p)	Improperly inducing or influencing Clients to relinquish their Insurance Products with Us.
If You engage in any unauthorized act, We may terminate Your relationship and declare Your future compensation forfeited. We may also seek any other remedy We deem appropriate. This Part II shall survive termination of any contractual relationship.
PART III — LICENSING
3.1
We require. that Your licensing be complete before You submit any application to Us. We will notify You when You are authorized and/or appointed, and You may begin offering applications for Our products.

3.2
In states that send renewal license information directly to the licensee, it is very important that You furnish Us with a copy of Your renewal license. Unless Your current license is on file with Us, any application You submit will be returned to You.

3.3	You may verify Your appointment status and authorization to offer Our products by contacting Our Marketing Service Center.
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PART IV — APPLICATIONS, PREMIUMS, AND UNDERWRITING
4.1
When submitting applications to Us, please ensure that the Client accurately completes all forms, unless the form is specifically designed to be completed by You. Either way, be sure the Client carefully reviews the completed application prior to signing and dating it. Never allow a Client to sign a blank or an incomplete application.

4.2
All applications must be submitted the earlier of: (a) three (3) business days after You receive the application from the Client; or (b) six (6) business days after the application is completed and signed by the Client.

4.3	Applications more than fifteen (15) days old when received by Us will be returned. The Client must date applications on the date the application is signed.
4.4	We do not accept COD health business or trial applications. Any submissions without the initial premium will be returned.

4.5	We will accept COD life business only in the following situations:
(a)	Cases of life insurance in which the aggregate amount of the life insurance in force or applied for with the Company will equal or exceed $300,000.
(b)	Cases of life insurance in which any person to be covered has experienced stroke, heart attack, diabetes, or cancer (other than skin cancer).
(c)	If the insurance product will be funded via a Section 1035 Exchange (in which case the tax form must be submitted with the application).
4.6
Unless otherwise instructed by Us on the application, premium checks should be made payable to the Company and submitted with the application. Partial payments cannot be accepted unless specifically provided for in the product information.

4.7
Only initial premiums are to be collected and submitted with the application. Subsequent premiums will be billed directly by Us, and the Client will make all payments directly to the Company, unless otherwise instructed by Us.

If the first year’s premium is payable in installments, You will collect only the first installment.
4.8	With regard to a health product for individuals and small groups, the earliest possible effective date is the date set forth in the Conditions Prior to Coverage provision for that product.

4.9	Do not submit altered applications.
4.10	Coverage restriction riders attached to any issued Insurance Product will be reviewed upon written request if:
(a)	Six months have elapsed for one-year riders; or

(b)	One year has elapsed for riders that have a duration of more than one year.
PART V — CONFIDENTIALITY AND PRIVACY OF INFORMATION
5.1	As used in this Part V, all references to You will include any of Your employees, sub- brokers, or other representatives.
5.2
You may be provided with or have access to information which We consider confidential and proprietary (“Confidential Information”), including, but not limited to, pricing, rates, computer programs, and product information. You will hold in confidence and not use or disclose any Confidential Information. This shall not apply to the Confidential Information if it:

(a)	Is readily available to the public without restriction through no fault of Yours.

(b)	Is received without restriction from a third party lawfully in possession of and lawfully empowered to disclose this information.
(c)	Was rightfully in Your possession without restriction prior to its disclosure, or was independently developed by You without access to such Confidential Information.
5.3
You may be provided with or receive “Protected Information.” “Protected Information” shall be defined to include, but is not limited to, “nonpublic personal information” and “individually identifiable health information” as currently used in 15 U.S.C. § 6809 and 45 C.F.R. § 164.501 and as they are subsequently updated, amended, or revised.

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5.4
Pursuant to this agreement, You will provide services for Us that involve the use and receipt of Protected Information. Except as otherwise specified herein, You may use the Protected Information as necessary to perform Your obligations under this agreement. All other uses not authorized by this agreement are prohibited. In the event You disclose Protected Information which is not authorized by this agreement, You agree to inform Us in writing of such disclosure as soon as You discover it.

5.5
Either party may terminate this agreement at any time with at least ten (10) days prior written notice for an uncorrected material breach of this Part V, provided the breaching party was allowed a reasonable opportunity to remedy the material breach, and it was not corrected during that time. Upon termination of this agreement, the breaching party shall:

(a)
Destroy or return, the Protected Information in the breaching party’s possession and retain no copies (which shall mean destroying all back-up tapes), if it is feasible to do so. If not feasible, provide notification to the other party in writing; and

(b)
Recover any Protected Information in the possession of employees. If it is infeasible for Us or You to obtain any Protected Information from any employee, We, or You, must provide a written explanation and require the employees to agree to extend any and all protections, limitations, and restrictions contained in this paragraph to any Protected Information retained after the termination.

5.6	Responsibilities of You and the Company. With regard to the use and/or disclosure of Protected Information, You and the Company hereby agree to do the following:
(a)	Use and/or disclose the Protected Information only as permitted or required by this agreement and/or by law.
(b)
Put into practice administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentially, integrity, and availibility of the Protected Information that You create, receive, maintain, or transmit on behalf of Us.

(c)	Require all employees that receive, use, or have access to Protected Information to agree in writing to adhere to the same restrictions and conditions contained in this Part V.
(d)
Make all records, books, agreements, policies, and procedures relating to the use and/or disclosure of Protected Information available to regulatory authorities for purposes of determining compliance with the Privacy Laws, subject to attorney-client and other applicable legal privileges.

(e)	Upon request, agree to provide access to the Protected Information to the Insured to whom it relates (or his or her authorized representative).
(f)	Upon request, agree to make any amendment(s) to the Protected Information.
(g)	Upon request from Us, provide such information to respond to a request by an Insured for an accounting of the disclosures of the Insured’s Protected Information.
(h)	Unless authorized in writing by Your client, You agree not to further disclose account numbers to conduct telemarketing, direct-mail marketing, or other electronic-mail marketing to Your client.
5.7	You and the Company shall not be obligated under this Part V, if the Protected Information:
(a)	Is or has become readily publicly available without restriction.
(b)	Is received without restriction from a third party lawfully in possession of and lawfully empowered to disclose such information.
(c)	Was rightfully in Your possession or Ours without restriction prior to its disclosure or was independently developed by You or Us.
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PART VI — COMMISSIONS
6.1
Commissions are paid on business actually issued through the last day of the preceding month. After Your first year as a broker, commission payments will be left to accumulate until at least $100 in commissions is payable.

6.2	Commission is not paid on new applications until the Insurance Product has been issued and We have received the premium.
6.3	Please wait at least sixty (60) days following. submission of an application to inquire about unpaid commissions. Your inquiry should be directed to Our Marketing Service Center.
PART VII — ADVERTISING
7.1
All advertising material used by You that uses or includes Our name or that describes Insurance Products offered by Us shall be submitted to Us prior to use and shall not be printed, circulated, or used without Our prior written approval. Advertising material includes, but is not limited to, materials provided to potential Clients, the general public, or existing Clients (when offering or promoting a change in existing coverage). Types of advertising material. include, but are not limited to, brochures, fliers, cards, letters, television or radio scripts, booklets, illustrations, videos, computer-generated media (such as the Internet), prepared sales talks, presentations, telephone listings, signs, magazines, newsletters, and newspapers.

7.2	You may not change the format or content of Our advertising material, nor may You incorporate another company’s advertising material into or with Our advertising material.

7.3	Our advertising material may not be reproduced or distributed on the Internet, through E-mail, or by any other electronic means without Our prior written approval.
7.4
Any advertising materials available to You through the Company’s Broker Internet Service, including, but not limited to, brochures or other information, may not be distributed by You to any persons other than Your prospective Clients.

7.5
You may not use the Company’s name, trademark, service mark, or product name or make reference to such trademark, service mark, or product name in any advertising materials, including, but not limited to, building directories, office doors, or signs. You are prohibited from using the Company’s name or logo in any way that might imply a relationship between You and Us other than the relationship of an independent contractor.

PART VIII — CLAIMS
8.1
We make every effort to assure fast, accurate, and fair claims handling. You can best serve Your Clients by encouraging the claimants to cooperate in the collection of all medical records necessary for a complete and proper claim.

8.2
You shall not offer opinions about claims to Insured’s or other persons. Decisions on all claims will be made by the Claims Department based on information submitted by the Insured and the providers of medical services.

INFORMATION SOURCES
Claims/Account Servicing: Should You receive a question from an Insured or a provider regarding a health claim, please refer him/her to Our Client Services Division at the location and telephone number shown on the back of the Insurance Product identification card.
Marketing Opportunities: Refer all marketing questions and issues to Our Marketing Service Center. Please stay within the designated communication channels so that duplication of efforts is avoided.
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